                                                                     EXHIBIT 4.2


NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION ISSUED BY THE COUNSEL OF CKG MEDIA.COM, INC. THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

                                 COMMON STOCK

                         PURCHASE WARRANT CERTIFICATE

                             Dated: June 17, 1999

                       Thirty Thousand (30,000) Warrants

                  To Purchase Up To Thirty Thousand (30,000)

   Shares of Common Stock, $.001 Par Value Per Share, of CKG Media.com, Inc.


     CKG MEDIA.com, Inc., (d/b/a Phase2Media) a Delaware corporation and its successors, and assigns (the "Company"), hereby issues to SLG Graybar Sublease, LLC and its permissible successors and assigns (the "Warrant Holder" or "Holder") these warrants (the "Warrants" or the "Warrant") and certifies that, for value received, Holder shall, on the terms and subject to the conditions hereof, be entitled to purchase from the Company, from time to time in accordance with the provisions hereof, until five (5) years from the date hereof (the "Expiration Date") up to an aggregate of Thirty Thousand (30,000) shares (the "Shares" or "Warrant Shares") of the Company's Common Stock, par value .001 per share (the "Securities") at an exercise price equal to $2.50 per share (the "Per Share Exercise Price").

     1.  Vesting and Exercise of Warrant.  (a) Subject to the provisions of
         -------------------------------
Section 11 below, this Warrant shall vest on the earlier of (i) the delivery of the "Premises" (as that term is defined in the lease, dated as of June 17, 1999, between the Company and SLG Graybar

Sublease, LLC ("SLG") (the "Lease")) by SLG to the Company in accordance with the terms of the Lease, or (ii) the expiration or waiver of the Company's cancellation rights pursuant to Insert 16A to the Lease. Upon the vesting of this Warrant in accordance with the provisions of the immediately preceding sentence, this Warrant shall be exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

          (b) Subsequent to the Vesting of this Warrant in accordance with the provisions of Section 1(a) above, upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or this "Certificate"), with the attached Form of Election to Purchase duly executed, at the principal office of the Company at 420 Lexington Avenue, Suite 2102-3, New York, NY 10170, together with payment to the Company in the amount of the Per Share Exercise Price multiplied by the number of Warrant Shares being purchased (the "Aggregate Exercise Price") this Warrant shall be deemed to be exercised. The Aggregate Exercise Price may be paid at the election of the Holder, as follows (or any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the Shares otherwise issuable to the Holder upon such exercise as shall be specified in such Form of Election to Purchase such that the excess of the aggregate "Current Market Price" (as hereinbelow defined) of such specified number of Shares on the date of exercise over the portion of the Per Share Exercise Price attributable to such Shares shall equal the Per Share Exercise Price attributable to the Shares to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of Shares issuable upon such exercise shall be reduced by such specified number, or
(iii) by surrender to the Company for cancellation certificates representing Shares of the Company owned by the Holder (properly endorsed for transfer in blank with signature guaranteed) having a Current Market Price on the date of exercise equal to the aggregate Per Share Exercise Price with respect to the number of Shares being exercised. As used herein, the term "Current Market Price" shall mean, on any date specified herein, the average of the daily "Market Price" (as that term is defined hereinbelow) during the ten (10) consecutive trading days commencing fifteen (15) trading days before such date of exercise, except that, if on any such date the Shares are not listed or admitted for trading on any national securities exchange or quoted on the over-the-counter market, the Current Market Price shall be the Market Price on such date. As used herein, the term "Market Price" shall mean, on any date specified herein, the amount per Share, equal to (a) the last reported sale price of such Share, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Shares are then listed or admitted for trading, or (b) if such Shares are not then listed or admitted for trading on any national securities exchange but is designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per Share on such date, or (c) if there shall have been no trading on such date or if the Shares are not designated as a National Market System security by The Nasdaq Stock Market but has been designated as a Smallcap security by The Nasdaq Stock Market or is quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per Share on such date as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be, or (d) if such Shares are not then listed or admitted for trading on any national exchange or quoted on The Nasdaq Stock Market, over-the-counter market, or electronic bulletin board, the fair value thereof (as of a date which is within twenty (20) days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company; provided, however that in the event that the Holder in good faith disagrees with
--------  -------
the determination made by the Company's Board of Directors, and the Holder and the Company cannot agree on an appropriate value with respect to the Shares within five (5) days thereafter, then the determination of the appropriate value of the Shares shall be made by an independent investment banking firm agreed upon by the Company and Holder. In the event that the Company and Holder cannot agree upon an independent investment banking firm, then each of the Company and Holder shall choose an independent investment banking firm and the two independent investment banking firms shall designate a third independent investment banking firm that shall make such determination. Any independent investment banking firm shall take all relevant factors into account in making such determination, including but not limited to appropriate discounts for minority interests and lack of liquidity. The Company and the Holder shall share equally all costs and expenses of any nature whatsoever in connection with obtaining such valuation of the Shares, including but not limited to any fees and disbursements of any independent investment banking firm contacted or retained hereunder. Upon receipt of the Aggregate Exercise Price, the Company, or the Company's transfer agent, as the case may be, shall deliver to the Warrant Holder hereof, certificates of the Securities which in the aggregate represent the number of Warrant Shares being purchased. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will deliver to the Warrant Holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said Warrant Holder to purchase the number of Warrant Shares represented by this Certificate which have not been exercised.

     2.   Exchange and Transfer.  Upon presentation and surrender to the Company
          ---------------------
of this Certificate at any time prior to the exercise hereof, this certificate may be exchanged, alone or with other Certificates of like tenor registered in the name of the same Warrant Holder, for another Certificate or Certificates (collectively, the "New Certificate(s)") of like tenor in the name of such Warrant Holder. The New Certificate(s) shall be exercisable for the aggregate number of Warrant Shares as the Certificate or Certificates surrendered. All references herein to Certificate or Certificates shall be deemed to include any New Certificate(s).

     2.1  When Exercise Effective.   Each exercise of this Warrant shall be
          -----------------------
deemed to have been effected immediately prior to the close of business on the "Business Day" (as hereinbelow defined) on which the Certificate, Form of Election to Purchase Shares and the Aggregate Exercise Price (if the Warrant is being exercised in accordance with the provisions of Section 1(b)(i) and/or
Section 1(b)(iii) above) shall have been received by the Company as provided in
Section 2. At such time, the Holder or Holders in whose name or names any certificate or certificates for Shares shall be issuable upon the exercise of the Warrant shall be deemed to have become the holder or holders of record thereof for all purposes. As used herein, the term "Business Day" shall mean any day other than Saturday or Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. In the event that the Expiration Date is not a Business Day, the Expiration Date shall automatically be deemed to be the next succeeding Business Day immediately subsequent to such date.

     2.2  Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.  As
          -----------------------------------------------------------------
soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof, a certificate or certificates for the number of Shares (or other securities as the case may be) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of exercise.

     3.   Rights and Obligations of Warrant Holder of this Certificate.  The
          ------------------------------------------------------------
Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing Shares or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants, such Holder shall, for all purposes, be deemed to have become the Holder of record of such Shares in accordance with Section 2.1 above. The rights of the Holder of this Certificate are limited to those expressed herein and the Holder of this Certificate, by his or its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Certificate, including without limitation all the obligations imposed upon the Warrant Holder hereof by Section 6. In addition, the Warrant Holder of this Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Certificate is registered on the books of the Company as the absolute, true and lawful owner for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     4.   Shares.  (a)  The Company covenants and agrees that all Shares
          ------
issuable upon the exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof.

          (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of Shares and other applicable Securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including the Warrants.

     5.   Legended Certificates.  All certificates representing Shares issuable
          ---------------------
upon the exercise of Warrants shall bear restrictive legends substantially in the form of the bold face language appearing on Page 1 of this Warrant Certificate to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), or qualified under any state securities laws and the Shares may not be sold or transferred in the absence of such registration and qualification or an exemption thereof.

     6.   Disposition of Warrants or Shares.  The Holder of this Warrant
          ---------------------------------
Certificate, by his acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act, and (b) during such period as delivery of a prospectus with respect to Warrants or Shares is required by the Securities Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Securities Act and in compliance with all applicable state securities laws. The Holder of this Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Securities Act, such action shall be taken only after receipt by the Company of an opinion of Company's counsel, to the effect that the proposed distribution will not be in violation of the Securities Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

     7.   "Piggyback" Registration.
          ------------------------

          (a) At any time after the effective date of a registration statement relating to the initial public offering of the Company's securities under
Section 5 of the Securities Act, the Company shall thereafter determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by the Company solely on behalf of any of the Company's security holders and not for the Company's own account (other than a registration statement on Form S-4, S-8 or other successor or comparable form), the Company shall give written notice of its determination (the "Piggyback Notice") to all Holders of "Registrable Securities" (as that term is hereinafter defined) at least thirty (30) days prior to filing such registration statement. As used herein, the term Registrable Securities shall mean all Warrant Shares that have actually been issued or that are issuable upon the exercise of this Warrant. Upon the written request from the holder of any Registrable Securities within twenty (20) days after the giving of the Piggyback Notice, the Company shall, except as herein provided, cause such Registrable Securities to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall
                                --------  -------
prevent the Company from, at any time, abandoning or delaying any such Company initiated registration. If any registration pursuant to this Section 7 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 7 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s). In the event that in the good faith judgment of a managing underwriter of such public offering that the inclusion of all of the Registrable Securities originally covered by a request for registration would materially adversely affect the successful marketing of the securities offered by the Company, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be eliminated or reduced pro rata among all selling security holders requesting such registration (including any selling security holder not subject to this agreement) as required by the managing underwriter. To the extent only a portion of the Registrable Securities are included in the underwritten public offering, those Registerable Securities that are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 270 days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

     There shall not be any limit to the number of piggyback registrations may be requested by the holders of Registrable Securities.

          (b) (i) Each holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the managing underwriter in an underwritten public offering, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 (or any successor provision having similar effect) under the Securities Act of any registrable securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the nine business days (as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended) prior to, and during the time period reasonably requested by the managing underwriter not to exceed 90 days, beginning on the effective date of the applicable registration statement.

               (ii) The Company agrees that (i) if timely requested in writing by the managing underwriter in an underwritten public offering, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the nine business days (as such term is used in Regulation M under the Securities Exchange Act) prior to, and during the time period reasonably requested by the managing underwriter not to exceed 90 days, beginning on the effective date of the applicable registration statement (except as part of such underwritten registration pursuant to registrations on Form S-4 or S-8 or any successor form to such forms), and (ii) it will cause each holder of equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.

          (c) Whenever the Company is required by the provisions of Section 7 hereof to effect the registration of Registrable Securities under the Securities Act, the Company shall:

               (i) prepare and file with the Securities and Exchange Commission (the

"SEC") a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed nine
(9) months;

               (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of the Registrable Securities, not to exceed nine (9) months;

               (iii) furnish to any Holder participating in such registration (a "Participating Holder") such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Participating Holder may reasonably request in order to facilitate the public offering of the Participating Holder's securities;

               (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (v) notify the Participating Holders, promptly after it shall receive notice thereof, of the time when such registration statement or a supplement to any prospectus forming a part of such registration statement has become effective;

               (vi) prepare and file with the SEC, any amendments or supplements to such registration statement or prospectus which are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Warrant Shares by the Participating Holders;

               (vii) prepare and promptly file with the SEC and promptly notify the Participating Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectuses then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which whey were made, not misleading;

          (d) advise the Participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Division of Enforcement of the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (e) indemnify and hold harmless each Participating Holder against any and all losses, claims, damages or liabilities to which such Participating Holder shall become subject, under the Securities Act or otherwise, that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus thereunder or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such
                                   --------  -------
indemnification shall be available to any Participating Holder with respect to, and to the extent there is liability attributable to, written information provided by a Participating Holder to the Company for use in such registration statement or prospectus.

          (f) All fees, costs and expenses of and incidental to the registration of Registrable Securities (as specified in this Section 7(f)) in connection with any registration hereunder, shall be borne by the Company if registration is requested pursuant to Section 7 hereof; provided, however, that
                                                        --------  -------
Participating Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes. The costs and expense of registration to be borne by the Company shall include all registration, filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered and qualified. Any other expenses actually incurred by the Participating Holders (including but not limited to any fees and disbursements of counsel, accountants or other advisors retained by Participating Holders) not included above shall be borne in all cases by the Participating Holders.

     8.   Anti-Dilution.  If the Company at any time or from time to time while
          -------------
this Warrant Certificate is outstanding shall declare or pay, without consideration, any dividend on the Shares payable in Shares, or shall effect a subdivision of the outstanding Shares into a greater number of Shares (by stock split, reclassification or otherwise other than by the payment of a dividend in Shares or in any right to acquire Shares), or if the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, then the number of Shares issuable upon the exercise of this Warrant Certificate and the Per Share Exercise Price shall be appropriately adjusted such that immediately after the occurrence of any such event, the proportionate number of Shares issuable immediately prior to the occurrence of such event shall be the number of Shares issuable subsequent to the occurrence of such event.

     9.   Consolidation, Merger.  In the event that the Company, after the date
          ---------------------
hereof (a) shall consolidate with or merge into any other person or entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person or entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving person or entity but, in connection with such consolidation or merger, the Shares or other securities shall be changed into or exchanged for stock or other securities of any other person or entity or cash or any other property, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holders of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Per Share Exercise Price in effect at the time of such consummation for all Shares or other securities issuable upon such exercise immediately prior to such consummation), in lieu of the Shares or other securities issuable upon such exercise prior to such consummation, the securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for elsewhere in this Warrant Certificate.

     10.  Notices.   Except as otherwise specified herein to the contrary, all
          -------
notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by hand, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service, or by private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):

          If to the Company:

          CKG MEDIA.com, Inc.
          420 Lexington Avenue
          New York, NY 10170
          Facsimile no. (917) 368-7227

          Attention: Richard Glassberg

          with copies simultaneously by like means to:

          Zukerman Gore & Brandeis, LLP
          900 Third Avenue
          New York, NY 10022
          Facsimile no.: (212) 223-6433

          Attention: Andrew M. Chonoles, Esq.

          If to the Warrant Holder:

          SLG Graybar Sublease, LLC
          c/o SL Green Realty Corp.
          420 Lexington Avenue, 19/th/ floor
          New York, NY 10170
          Facsimile no.: (212) 216-1785

          Attn.: Marc Holliday

          with copies simultaneously by like means to:

          Brown & Wood, LLP
          One World Trade Center
          New York, NY 10048
          Facsimile No. (212) 839-5598

          Attn.: Michael Taylor, Esq.

     11.  Cancellation of Warrant.  Notwithstanding anything contained herein to
          -----------------------
the contrary, in the event that the Company exercises its cancellation rights pursuant to Insert 16A to the Lease, this Warrant shall automatically be rendered null and void and of no further force and effect.

     12.  Governing Law.  This Warrant Certificate and all rights and
          -------------
obligations hereunder shall be deemed to be made under and governed by the substantive laws of the State of New York without giving effect to such States conflicts of laws provisions.

     13.  Successors and Assigns.  This Warrant Certificate shall be binding
          ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     14.  Headings.  The headings of various sections of this Warrant
          --------
Certificate have been inserted for reference only and shall not be a part of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.


                                             CKG MEDIA.com, Inc.

Dated as of June 17, 1999
                                             By: /s/ Richard S. Glassberg
                                                 -------------------------------
                                                 Name: Richard S. Glassberg
                                                 Title: Chairman/CEO